Exhibit 99.1

CMS ENERGY ANNOUNCES FIRST QUARTER EARNINGS OF $0.75 PER SHARE
AND REAFFIRMS ADJUSTED EARNINGS GUIDANCE OF
$1.74 TO $1.78 PER SHARE

JACKSON, Mich., April 24, 2014 — CMS Energy announced today reported net income of $204 million, or $0.75 per share, for the first quarter of 2014, compared to reported net income of $144 million, or $0.53 per share, for the same quarter of 2013.  Adjusted (non-Generally Accepted Accounting Principles) net income for the first quarter for both years was the same as reported amounts.

CMS Energy reaffirmed its guidance for 2014 adjusted earnings of $1.74 to $1.78 per share.  This is consistent with the company’s long-term plan of 5 percent to 7 percent annual earnings per share growth.

First quarter results reflect execution of its business plan and the effects of extreme cold weather which increased natural gas deliveries and electric sales, compared to more normal first quarter weather in 2013.  The company is reinvesting proceeds from higher cold weather sales into the business with a continued focus on the environment, safety, reliability, and customer service.

John Russell, CMS Energy’s president and chief executive officer, said that CMS Energy’s principal subsidiary, Consumers Energy’s substantial investments in its natural gas infrastructure improved the system performance.

“Despite near record cold and snow this winter, our gas customers received safe and reliable supply.  This performance underscores that our long-term strategy to expand and strengthen our gas distribution, transmission and storage system is paying off for our customers,” Russell said.

The first quarter was the coldest in Michigan in 50 years and Consumers Energy’s total gas deliveries were 23 percent above plan.  The company’s natural gas storage system helped protect customers from winter price spikes by providing steady supplies and predictable costs, Russell noted.  Consumers Energy has one of the largest gas storage systems in the country with the highest level of deliverability at 4 billion cubic feet per day.

“We’ve invested more than $355 million in recent years to expand and strengthen our natural gas system. The system was tested this winter and it delivered.”

Looking forward, Russell said another example of the company’s plan to invest in its gas system is the $120 million 24-mile Southwest Michigan pipeline project.  Scheduled for fourth quarter operation, the project completes a 90-mile dual gas transmission pipeline corridor, which will increase value, reliability and safety for Consumers Energy’s 1.7 million natural gas customers.  The project is creating 175 jobs.

Economic indicators in Consumers Energy’s Michigan service territory continue to point to good recovery and job growth.  Several industries have announced expansion projects and electric sales to industrial customers are expected to grow by about 2 percent per year. Michigan has experienced six consecutive months of jobs growth and the state’s seasonally adjusted unemployment rate is now the lowest since the second quarter of 2008.

Consumers Energy is supporting the state’s economic recovery through its commitment to increase by $1 billion its purchase of Michigan-made goods and services over five years, from 2011-2016, as part of Pure Michigan Business Connect.  This is in addition to the more than $2 billion the company spends each year in Michigan.

Other quarterly highlights include the company’s announcement to purchase, with plans to close the transaction in late 2015, a 540 megawatt natural gas plant in its hometown of Jackson, Michigan to largely replace seven older coal plants, and a new program to purchase renewable energy from anaerobic digesters operated primarily by Michigan farmers.

CMS Energy (NYSE: CMS) is a Michigan-based company that has an electric and natural gas utility, Consumers Energy, as its primary business and also owns and operates independent power generation businesses.

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CMS Energy will hold a webcast to discuss its 2014 first quarter results and provide a business and financial outlook on April 24 at 9:00 AM (EDT).  To participate in the Webcast, go to CMS Energy’s home page (www.cmsenergy.com) and select “Investor Meeting.”

CMS Energy provides historical financial results on both a reported (Generally Accepted Accounting Principles) and adjusted (non-GAAP) basis and provides forward-looking guidance on an adjusted basis. Management views adjusted earnings as a key measure of the company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, regulatory items from prior years, or other items detailed in the attached summary financial statements. These items have the potential to impact, favorably or unfavorably, the company’s reported earnings in future periods.  Because the company is not able to estimate the impact of these matters, the company is not providing a reconciliation to the comparable future period reported earnings.

This news release contains “forward-looking statements” as defined in Rule 3b-6 of the Securities Exchange Act of 1934, Rule 175 of the Securities Act of 1933, and relevant legal decisions. The forward-looking statements are subject to risks and uncertainties. All forward-looking statements should be considered in the context of the risk and other factors detailed from time to time in CMS Energy’s and Consumers Energy’s Securities and Exchange Commission filings.  Forward-looking statements should be read in conjunction with “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections of CMS

Energy’s Form 10-K and Consumers Energy’s Form 10-K each for the year ended December 31, 2013.

CMS Energy’s and Consumers Energy’s “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections are incorporated herein by reference and discuss important factors that could cause CMS Energy’s and Consumers Energy’s results to differ materially from those anticipated in such statements.

For more information on CMS Energy, please visit our web site at:  www.cmsenergy.com

Media Contacts:  Dan Bishop, 517/788-2395 or Brian Wheeler, 517/788-2394

Investment Analyst Contact:  CMS Energy Investor Relations, 517/788-2590

CMS Energy Corporation

SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME

(In Millions, Except Per Share Amounts)

	First Quarter
	(Unaudited)
	2014	2013

Operating Revenue	$2,523	$1,979

Operating Expenses	2,115	1,650

Operating Income	$408	$329

Other Income	2	8

Interest Charges	101	98

Income before Income Taxes	$309	$239

Income Tax Expense	105	95

Net Income Available to Common Stockholders	$204	$144

Income Per Share
Basic	$0.77	$0.55
Diluted	0.75	0.53

CMS Energy Corporation

SUMMARIZED CONSOLIDATED BALANCE SHEETS

(In Millions)

	March 31	December 31
	2014	2013
	(Unaudited)
Assets
Cash and cash equivalents	$758	$172
Restricted cash and cash equivalents	31	32
Other current assets	2,180	2,322
Total current assets	$2,969	$2,526
Plant, property, and equipment	12,360	12,246
Other non-current assets	2,595	2,644
Total Assets	$17,924	$17,416

Liabilities and Equity
Current liabilities	$1,135	$1,213
Non-current liabilities	4,797	4,741
Capitalization
Debt, capital leases, and financing obligation (*)
Debt, capital leases, and financing obligation
(excluding non-recourse and securitization debt)	7,588	7,227
Non-recourse debt	668	652
Total debt, capital leases, and financing obligation	8,256	7,879
Noncontrolling interests	37	37
Common stockholders’ equity	3,618	3,454
Total capitalization	$11,911	$11,370
Securitization debt	81	92
Total Liabilities and Equity	$17,924	$17,416

(*) Current and long-term

CMS Energy Corporation

SUMMARIZED STATEMENTS OF CASH FLOWS

(In Millions)

	First Quarter
	(Unaudited)
	2014	2013

Beginning of Period Cash	$172	$93

Cash provided by operating activities	$611	$725
Cash used in investing activities	(346)	(293)
Cash flow from operating and investing activities	$265	$432
Cash provided by financing activities	321	61
Total Cash Flow	$586	$493

End of Period Cash	$758	$586

CMS Energy Corporation

SUMMARY OF CONSOLIDATED EARNINGS

Reconciliations of GAAP Net Income to Non-GAAP Adjusted Net Income

(In Millions, Except Per Share Amounts)

	First Quarter
	(Unaudited)
	2014		2013

Net Income Available to Common Stockholders	$204		$144

Reconciling Items:
Discontinued Operations (Income) Loss	(*	)	*

Restructuring Costs and Other	*		*

Adjusted Net Income - Non-GAAP Basis	$204		$144

Average Number of Common Shares Outstanding
Basic	266		264
Diluted	273		271

Basic Earnings Per Average Common Share

Net Income Per Share as Reported	$0.77		$0.55

Reconciling Items:
Discontinued Operations (Income) Loss	(*	)	*

Restructuring Costs and Other	*		*

Adjusted Net Income - Non-GAAP Basis	$0.77		$0.55

Diluted Earnings Per Average Common Share

Net Income Per Share as Reported	$0.75		$0.53

Reconciling Items:
Discontinued Operations (Income) Loss	(*	)	*

Restructuring Costs and Other	*		*

Adjusted Net Income - Non-GAAP Basis	$0.75		$0.53

Note:                  Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, regulatory items from prior years, or other items detailed in these summary financial statements.

* Less than $500 thousand or $0.01 per share.